Exhibit 5.1

September 3, 2008

Flagstone Reinsurance Holdings Limited
Crawford House
23 Church Street
Hamilton HM 11
Bermuda

Dear Sirs,

Flagstone Reinsurance Holdings Limited - Form S-8 Registration Statement

We have acted as special legal counsel in Bermuda to Flagstone Reinsurance Holdings Limited, a Bermuda exempted company (the “Company”), in connection with a registration statement on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 3, 2008 (the “Registration Statement”), relating to the registration under the U.S. Securities Act of 1933 (the “Securities Act”) of 6,000,000 additional common shares of the Company, par value US$0.01 each (the “Shares”), that may be issued or reserved for issuance pursuant to the Flagstone Reinsurance Holdings Limited Performance Share Unit Plan, as amended (“PSU Plan”), and the Flagstone Reinsurance Holdings Limited Employee Restricted Share Unit Plan, as amended (“RSU Plan”).

Unless otherwise defined, all defined terms used in this opinion shall have the same meaning as respectively ascribed to such terms in the Registration Statement.

1.	For the purpose of giving this opinion, we have reviewed the following documents:

1.1	a copy of the Registration Statement;

1.2	a certified copy of the memorandum of association and the amended bye-laws of the Company (together the “Constitutional Documents”);

1.3
a certified copy of resolutions passed at a meeting of the board of directors of the Company held on May 15, 2008 relating to amendments to the PSU Plan and the RSU Plan and a certified copy of a resolution passed at a meeting of the board of directors of the Company held on July 16, 2008 relating to the Registration Statement (such resolutions collectively referred to as the “Board Resolutions”).

1.4	a certified copy of a resolution of the shareholders passed at the 2008 annual general meeting of the Company held on May 16, 2008 approving amendments to the PSU Plan (“Shareholders’ Resolution”);

1.5	a certified copy of the PSU Plan and the RSU Plan;

1.6	a certificate of compliance from the Registrar of Companies in Bermuda dated August 28, 2008; and

1.7	such other documents (and made such enquiries as to questions of Bermuda law) as we have deemed necessary in order to render the opinions given below.

2.	We have assumed for the purposes of this opinion:

2.1
the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2	the accuracy and completeness of all factual representations made in the Registration Statement;

2.3
that the resolutions set forth in the Board Resolutions and the Shareholders’ Resolution are in full force and effect, have not been rescinded or amended and that there is no matter affecting the authority of the directors to effect entry by the Company into the offering, not disclosed by the Constitutional Documents, the Board Resolutions or the Shareholders’ Resolution, which would have any adverse implication in relation to the opinions expressed in this opinion;

2.4	that there is no provision of the laws or regulations of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed in this opinion; and

2.5	that upon any issue of any Shares to be sold by the Company the Company will receive consideration of the full issue price of such Shares which shall be equal at least to the par value of such Shares.

3.	On the basis of and subject to the foregoing, and further subject to the reservations set out below, we are of the opinion that:

3.1
The Company is an exempted company duly incorporated with limited liability and is validly existing in good standing under the laws of Bermuda (meaning solely that the Company has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which might make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda); and

3.2
When issued and paid for as provided in the Registration Statement, the Shares will be validly issued, fully-paid and non-assessable (meaning that no further sums are required to be paid by the holders of the Shares in connection with the issue of the Shares).

4.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter.

5.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated under the Securities Act.

Yours faithfully,

/s/Attride-Stirling & Woloniecki
ATTRIDE-STIRLING & WOLONIECKI